Exhibit 23.1                                Consent of Madsen & Associates, CPA’s Inc.

MADSEN & ASSOCIATES CPA’S INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Salt Lake City, Utah, 84102
Telephone: 801-268-2632
Fax: 801-262-3937

May 20, 2008

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re:     Form S-1 Registration Statement
          Sweetwater Resources, Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-1 Registration Statement the following:

Our report to the Board of Directors of Sweetwater Resources, Inc. dated May 2, 2008 on the financial statements of the Company as at March 31, 2008 and the statements of operations, change in stockholders' equity and cash flows for the period from July 24, 2007 (date of inception) to March 31, 2008.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES, CPA’S INC.

Madsen & Associates, CPA’s Inc.